SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K

                 Current Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


                                December 8, 2003
                Date of Report (Date of earliest event reported)


                      TANGER PROPERTIES LIMITED PARTNERSHIP
             (Exact name of registrant as specified in its charter)

                                 North Carolina
         (State or other jurisdiction of incorporation or organization)

                            Commission File Numbers:
                                   33-99736-01
                                   333-3526-01
                                  333-39365-01
                                  333-61394-01

                                   56-18122494
                      (I.R.S. Employer Identification No.)


                   3200 Northline Avenue, Greensboro, NC 27408
          (Address of principal executive offices, including zip code)

                                 (336) 292-3010
              (Registrant's telephone number, including area code)


                                 Not Applicable
          (Former name or former address, if changed since last report)

                      TANGER PROPERTIES LIMITED PARTNERSHIP

                                 CURRENT REPORT

                                       ON

                                    FORM 8-K


Item 5.   Other Events

          Tanger Properties Limited Partnership, (the "Operating Partnership"), has formed a joint venture, COROC Holdings, L.L.C. ("COROC") with an affiliate of Blackstone Real Estate Advisors ("Blackstone") to acquire a portfolio of nine factory outlet centers with approximately 3.3 million square feet managed and leased by Charter Oak Partners (the "Charter Oak Properties") and owned by the Public Employees Retirement System of Ohio for which Rothschild Realty, Inc. is the investment advisor. Closing on the transaction is expected to take place in December 2003.

          The Charter Oak Properties are being acquired by COROC for a purchase price of $491.0 million, including the assumption of $187.1 million of debt. We will be required to fund one-third of the net acquisition costs plus closing costs and certain other escrows and reserves, collectively estimated to be $107.9 million. Blackstone will be required to contribute the remaining $215.8 million. We expect to issue 2.3 million common shares with net proceeds of approximately $91.8 million and borrow an additional $16.1 million under our existing lines of credit to fund our investment. There can be no assurance that closing on the transaction will actually occur or that we will be able to issue the common shares to fund our transaction.

          The Operating Partnership's management has considered the existing tenant base, which is the primary revenue source, occupancy rate, the competitive nature of the market and comparative rental rates. Furthermore, current and anticipated maintenance and repair costs, real estate taxes and capital improvement requirements were evaluated. Management is not aware of any material factors that would cause the reported financial information in the accompanying Statement of Revenues and Certain Operating Expenses to be misleading or not necessarily indicative of the Charter Oak Properties' future operating results.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

        The financial statements, unaudited pro forma financial information and exhibits filed herewith are as set forth below

        (a)  Financial Statements                                          Page

          (1)  The Charter Oak  Properties  of The Separate  Account of the
               Public  Employees   Retirement  System  of  Ohio  for  which
               Rothschild Realty, Inc. is the Investment Advisor

               Independent Auditors' Report                                   4
               Statements of Revenues and Certain Operating Expenses
                for the Year Ended December 31, 2002 and nine months
                ended September 30, 2003 (unaudited)                          5
               Notes to Statements of Revenues and Certain Operating Expenses 6

          (b)  Pro Forma Financial Information

            (1) Unaudited Pro Forma Consolidating Statements of Operations
                 for the nine months ended September 30, 2003 and            11
                 for the year ended December 31, 2002                        12

            (2) Unaudited Pro Forma Consolidating Balance Sheets
                           as of September 30, 2003                          13

            (3) Notes to Unaudited Pro Forma Consolidating
                           Financial Statements                              14

            (4) Unaudited Pro Forma Funds from Operations                    15


         (c)  Exhibits

            2.1  Purchase  and Sale  Agreement  between  COROC  Holdings,
                 L.L.C.  and various entities dated October 3, 2003 *
            10.1 COROC Holdings  L.L.C.  Limited  Liability  Company  Agreement
                 dated October  3, 2003 *
            10.2 Form  of  Shopping  Center  Management Agreement between owners of COROC Holdings, LLC and Tanger Properties Limited Partnership *
            23.1 Consent  of  Deloitte & Touche LLP.*

            *  Filed herewith

INDEPENDENT AUDITORS' REPORT


To the Partners of
Tanger Properties Limited Partnership:

We have audited the accompanying combined statement of revenues and certain operating expenses of The Charter Oak Properties of The Separate Account of the Public Employees Retirement System of Ohio for which Rothschild Realty, Inc. is the Investment Advisor (collectively the "Charter Oak Properties") for the year ended December 31, 2002. This financial statement is the responsibility of the Investment Advisor. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues and certain operating expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and the significant estimates made by management, as well as evaluating the overall presentation of the financial statement. We believe that our audit provides a reasonable basis for our opinion.

The accompanying combined statement of revenues and certain operating expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the current report on Form 8-K of Tanger Factory Outlet Centers, Inc.) as described in Note 1 to the financial statement and is not intended to be a complete presentation of the Charter Oak Properties' revenues and expenses.

In our opinion, such combined financial statement presents fairly, in all material respects, the revenues and certain operating expenses of the Charter Oak Properties for the year ended December 31, 2002 in conformity with accounting principles generally accepted in the United States of America.



/s/ Deloitte & Touche LLP

McLean, Virginia
December 5, 2003

   The Charter Oak Properties of The Separate Account of the Public Employees
             Retirement System of Ohio for which Rothschild Realty,
                         Inc. is the Investment Advisor

              STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES
                                 (In thousands)

                                                           Nine Months          Year
                                                              Ended             Ended
                                                          September 30,     December 31,
                                                               2003             2002
                                                           (unaudited)

Revenues
     Base rentals                                            $37,203          $49,718
     Percentage rentals                                        1,085            1,838
     Expense reimbursements                                   13,551           18,709
     Other income                                                187              514
-------------------------------------------------------- ----------------- ----------------
          Total revenues                                      52,026           70,779
-------------------------------------------------------- ----------------- ----------------

Certain operating expenses
     Property operating                                       13,611           18,727
     General and administrative                                  487              822
-------------------------------------------------------- ----------------- ----------------
          Total certain operating expenses                    14,098           19,549
-------------------------------------------------------- ----------------- ----------------

Revenues in excess of certain operating expenses             $37,928          $51,230
-------------------------------------------------------- ----------------- ----------------


The accompanying notes are an integral part of these financial statements.


                  NOTES TO COMBINED STATEMENTS OF REVENUES AND
                           CERTAIN OPERATING EXPENSES
                                 (In thousands)

1.       Organization and basis of presentation

         The Combined Statement of Revenues and Certain Operating Expenses relates to the operations of The Charter Oak Properties of the Separate Account of The Public Employees Retirement System of Ohio for which Rothschild Realty, Inc. is the Investment Advisor (collectively, the "Charter Oak Properties"), a portfolio of nine factory outlet centers located across the United States with approximately 3.3 million square feet. The Charter Oak Properties are managed and leased by Charter Oak Partners and are under common ownership. The Charter Oak Properties are being acquired by COROC Holdings, Inc. ("COROC"), a joint venture formed by Tanger Properties Limited Partnership (the "Operating Partnership"), whose majority ownership is held by Tanger Factory Outlet Centers, Inc. (the "Company"), and an affiliate of Blackstone Real Estate Advisors.

         The accompanying Combined Statement of Revenues and Certain Operating Expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission Regulation S-X, Rule 3-14. This statement is not representative of the actual operations for the period presented, as certain expenses, which may not be comparable to the expenses expected to be incurred by COROC in the future operation of the Charter Oak Properties, have been excluded as discussed below.

         Certain Operating Expenses include advertising and promotional expenses, common area maintenance, real estate taxes, and certain other operating expenses related to the operations of the Charter Oak Properties. In accordance with the regulations of the Securities and Exchange Commission, mortgage interest, depreciation and amortization and certain other costs have been excluded from certain operating expenses, as they are dependent upon a particular owner, purchase price or other financial arrangement. Certain other costs excluded include (in thousands):
                                      Nine Months Ended         Year Ended
                                     September 30, 2003        December 31,
                                        (unaudited)               2002
--------------------------------- ------------------------- -----------------
Management fees                            $2,043                $2,606
Legal expenses                                ---                 1,312
--------------------------------- ------------------------- -----------------
                                           $2,043                $3,918
================================= ========================= =================

2.       Leases

         The Charter Oak Properties are leased to tenants under operating leases with expiration dates extending to the year 2014. Future minimum rentals (assuming lease renewal options, where applicable, are not exercised) under noncancellable operating leases, exclusive of additional rents from reimbursement of operating expenses are approximately as follows (in thousands):




         Year Ending December 31,

                  2003                              $44,393

                  2004                               37,135

                  2005                               26,241

                  2006                               15,331

                  2007                                7,100

               Thereafter                             7,319
                                         -------------------
                                         -------------------

                                                   $137,519
                                         ===================

3.       Revenue recognition

         Base rentals are recognized on a straight-line basis over the lease term. Certain lease agreements contain provisions for rents which are calculated on a percentage of sales and recorded on an accrual basis. These rents are accrued monthly once the required thresholds per the lease agreement are exceeded. Virtually all lease agreements contain provisions for additional rents representing reimbursements of real estate taxes, insurance, advertising and common area maintenance costs. Expense reimbursements are recognized in the period the applicable expenses are incurred.


4.       Use of estimates

         The preparation of the Combined Statement of Revenues and Certain Operating Expenses in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the period reported. Actual results may differ from those estimates.

5.       Risks and Uncertainties

         The Charter Oak Properties' results of operations are significantly dependent on the overall health of the retail industry. The Charter Oak Properties' tenants are comprised almost exclusively of merchants in the retail industry. The retail industry is subject to external factors such as inflation, consumer confidence, unemployment rates and consumer tastes and preferences. A decline in the retail industry could reduce merchant sales, which could adversely affect the operating results of the Charter Oak Properties. A number of merchants occupy space in the Charter Oak Properties; however, no single merchant accounts for more than 10% of the Charter Oak Properties' base rents and no one tenant occupies more than 10% of the Charter Oak Properties' total gross leasable area for either the year ended December 31, 2002 and the nine months ended September 30, 2003 (unaudited).

6.       Commitments and Contingencies

         The Charter Oak Properties are not presently involved in any material litigation nor, to management's knowledge, is any material litigation threatened against the Charter Oak Properties, other than routine legal matters arising in the ordinary course of business. Management believes the costs, if any, incurred by the Charter Oak Properties related to this litigation will not materially affect the operating results of the Charter Oak Properties.

7.       Interim Unaudited Financial Information

         The financial statement for the nine months ended September 30, 2003 is unaudited, however, in the opinion of management, all adjustments (consisting solely of normal, recurring adjustments) necessary for the fair presentation of the financial statement for the interim period have been included. The results of the interim period are not necessarily indicative of the results to be obtained for a full fiscal year.

                      TANGER PROPERTIES LIMITED PARTNERSHIP
                  PRO FORMA CONSOLIDATING FINANCIAL STATEMENTS


The accompanying unaudited Pro Forma Consolidating Financial Statements have been derived from the historical statements of the Operating Partnership and give effect to the proposed acquisition of the Charter Oak Properties, which is expected to close in December 2003. The unaudited Pro Forma Consolidating Statements of Operations for the nine months ended September 30, 2003 and the year ended December 31, 2002 assume the acquisition had occurred as of January 1, 2002. The unaudited Pro forma Consolidating Balance Sheet assumes the acquisition had occurred on September 30, 2003.

The Charter Oak Properties are being acquired by COROC for a purchase price of $491.0 million, including the assumption of $187.1 million of debt. We will be required to fund one-third of the net acquisition costs plus closing costs and certain other escrows and reserves, collectively estimated to be $107.9 million. Blackstone will be required to contribute the remaining $215.8 million. The Pro Forma Consolidating Financial Statements reflect our assumption that the Company will issue 2.3 million common shares with net proceeds of approximately $91.8 million and borrow an additional $16.1 million under our existing lines of credit to fund our investment. There can be no assurance that closing on the transaction will actually occur or that we will be able to issue the common shares to fund our transaction.

The accompanying unaudited Pro Forma Consolidating Financial Statements reflect a preliminary allocation of the purchase price under Statement of Financial Accounting Standards No. 141, "Business Combinations" ("FAS 141"). This allocation is subject to final adjustment following the acquisition. Included in the allocation is $76.8 million allocated to lease related intangible assets. The ultimate allocation and estimated useful lives could change upon final valuation of these lease related intangibles. The Operating Partnership expects to finalize the valuation following the consummation of the transaction. Changes in the allocation of the purchase price and/or estimated useful lives from those used in the Pro Forma Consolidating Financial Statements would result in an increase or decrease in pro forma net income and related pro forma earnings per share. Further, the Pro Forma Consolidating Financial Statements reflect the consolidation of the Charter Oak Properties as if it is a Variable Interest Entity and we are the Primary Beneficiary under FASB Interpretation No. 46, "Consolidation of Variable Interest Entities" ("FIN 46"). Currently, there are proposed amendments to FIN 46 that may ultimately lead us to conclude that we should account for our investment in COROC under the equity method of accounting in accordance with Accounting Principles Board Opinion No. 18, "The Equity Method of Accounting for Investments in Common Stock".

Certain amounts in the historical financial statements of the Operating Partnership for the year ended December 31, 2002 have been reclassified to reflect the requirements of Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("FAS 144"). FAS 144 requires that results of operations and gains and losses from the sale of properties to be reclassified as discontinued operations for all periods presented.

The Operating Partnership's management has prepared the unaudited Pro Forma Consolidating Financial Statements. These pro forma statements may not be indicative of the results that would have actually occurred if the acquisition had been in effect on the dates indicated, nor do they purport to represent the results of operations for future periods. The unaudited Pro Forma Consolidating Financial Statements should be read in conjunction with the unaudited Combined Statement of Revenues and Certain Operating Expenses of the Charter Oak Properties for the nine months ended September 30, 2003 (contained herein), the audited Combined Statement of Revenues and Certain Operating Expenses of the Charter Oak Properties for the year ended December 31, 2002 (contained herein), the Operating Partnership's unaudited financial statements and notes thereto as of September 30, 2003 and for the nine months then ended (which are contained in the Operating Partnership's Form 10-Q for the period ended September 30, 2003), and the Operating Partnership's audited financial statements and notes thereto as of December 31, 2002 and for the year then ended (which are contained in the Operating Partnership's Annual Report on Form 10-K for the year ended December 31, 2002).


             TANGER PROPERTIES LIMITED PARTNERSHIP AND SUBSIDIARIES
                PRO FORMA CONSOLIDATING STATEMENTS OF OPERATIONS
                      Nine Months Ended September 30, 2003
                                   (Unaudited)
                      (In thousands, except per unit data)


                                                      Operating    Charter     Pro forma            Pro forma
                                                      Partnership    Oak      Adjustments          Consolidated
---------------------------------------------------------------------------------------------------------------
                                                         (a)         (b)
REVENUES
  Base rentals                                          $ 59,498     $ 37,203      $ (998)(c)         $ 95,703
  Percentage rentals                                       1,743        1,085                            2,828
  Expense reimbursements                                  25,305       13,551                           38,856
  Other income                                             2,547          187                            2,734
---------------------------------------------------------------------------------------------------------------
       Total revenues                                     89,093       52,026        (998)             140,121
---------------------------------------------------------------------------------------------------------------
EXPENSES
  Property operating                                      30,135       13,611                           43,746
  General and administrative                               7,375          487         874 (d)            8,736
  Interest                                                19,707            -       7,482 (e)           27,189
  Depreciation and amortization                           21,463            -      16,746 (f)           38,209
---------------------------------------------------------------------------------------------------------------
       Total expenses                                     78,680       14,098      25,102              117,880
---------------------------------------------------------------------------------------------------------------
Income before equity in earnings of unconsolidated joint
  ventures, minority interest and discontinued operations 10,413       37,928     (26,100)              22,241
Equity in earnings of unconsolidated joint ventures          639                                           639
Minority interest                                              -                  (19,424)(g)          (19,424)
---------------------------------------------------------------------------------------------------------------
Income from continuing operations                       $ 11,052     $ 37,928   $ (45,524)             $ 3,456
---------------------------------------------------------------------------------------------------------------

Basic earnings per unit:
  Income from continuing operations                        $ .80                                         $ .17
  Weighted average units                                  13,437                    2,300 (h)           15,737
---------------------------------------------------------------------------------------------------------------

Diluted earnings per unit:
  Income from continuing operations                        $ .79                                         $ .17
  Weighted average units                                  13,615                    2,300 (h)           15,915
---------------------------------------------------------------------------------------------------------------

The accompanying notes are an integral part of these unaudited pro forma consolidating financial statements.

                PRO FORMA CONSOLIDATING STATEMENTS OF OPERATIONS
                          Year Ended December 31, 2002
                                   (Unaudited)
                      (In thousands, except per unit data)


                                                           Operating     Charter     Pro forma             Pro forma
                                                          Partnership      Oak      Adjustments           Consolidated
-----------------------------------------------------------------------------------------------------------------------
                                                              (i)          (b)
REVENUES
  Base rentals                                                $ 75,560     $ 49,718     $ (1,330) (c)        $ 123,948
  Percentage rentals                                             3,558        1,838                              5,396
  Expense reimbursements                                        30,477       18,709                             49,186
  Other income                                                   3,303          514                              3,817
-----------------------------------------------------------------------------------------------------------------------
       Total revenues                                          112,898       70,779       (1,330)              182,347
-----------------------------------------------------------------------------------------------------------------------
EXPENSES
  Property operating                                            35,898       18,727                             54,625
  General and administrative                                     9,227          822        1,165 (d)            11,214
  Interest                                                      28,460            -       10,228 (e)            38,688
  Depreciation and amortization                                 28,551            -       22,328 (f)            50,879
-----------------------------------------------------------------------------------------------------------------------
       Total expenses                                          102,136       19,549       33,721               155,406
-----------------------------------------------------------------------------------------------------------------------
Income before equity in earnings of unconsolidated joint
  ventures, minority interest and discontinued operations       10,762       51,230      (35,051)               26,941
Equity in earnings of unconsolidated joint ventures                392                                             392
Minority interest                                                    -                   (25,898)(g)           (25,898)
-----------------------------------------------------------------------------------------------------------------------
Income from continuing operations                             $ 11,154     $ 51,230    $ (60,949)              $ 1,435
-----------------------------------------------------------------------------------------------------------------------

Basic earnings per unit:
  Income from continuing operations                              $ .82                                          $ (.02)
  Weighted average units                                        11,356                     2,300  (h)           13,656
-----------------------------------------------------------------------------------------------------------------------

Diluted earnings per unit:
  Income from continuing operations                              $ .80                                          $ (.02)
  Weighted average units                                        11,539                     2,300  (h)           13,839
-----------------------------------------------------------------------------------------------------------------------

The accompanying notes are an integral part of these unaudited pro forma consolidating financial statements.

                                       12


             TANGER PROPERTIES LIMITED PARTNERSHIP AND SUBSIDIARIES
                      PRO FORMA CONSOLIDATING BALANCE SHEET
                            As of September 30, 2003
                                   (Unaudited)
                                 (In thousands )

                                                                Operating         Charter             Pro forma
                                                               Partnership          Oak             Consolidated
-------------------------------------------------------------------------------------------------------------------

ASSETS                                                             (a)
  Rental Property
    Land                                                         $ 50,474        $ 70,100 (j)         $ 120,574
    Buildings, improvements and fixtures                          583,269         367,792 (j)           951,061
-------------------------------------------------------------------------------------------------------------------
                                                                  633,743         437,892             1,071,635
      Accumulated depreciation                                   (191,628)                             (191,628)
-------------------------------------------------------------------------------------------------------------------
  Rental property, net                                            442,115         437,892               880,007
    Cash and cash equivalents                                         200                                   200
    Deferred charges, net                                           9,398          76,817 (j)            86,215
    Other assets                                                   13,510           8,636 (k)            22,146
-------------------------------------------------------------------------------------------------------------------
      Total assets                                              $ 465,223       $ 523,345             $ 988,568
-------------------------------------------------------------------------------------------------------------------

LIABILITIES AND PARTNERS' EQUITY
Liabilities
  Debt
    Senior, unsecured notes                                     $ 147,509                             $ 147,509
    Mortgages payable                                             172,552         199,617 (l)           372,169
    Lines of credit                                                 7,272          16,093 (m)            23,365
-------------------------------------------------------------------------------------------------------------------
                                                                  327,333         215,710               543,043
  Construction trade payables                                       7,188                                 7,188
  Accounts payable and accrued expenses                            13,784                                13,784
-------------------------------------------------------------------------------------------------------------------
      Total liabilities                                           348,305         215,710               564,015
-------------------------------------------------------------------------------------------------------------------
Commitments
Minority interests                                                      -         215,819 (n)           215,819

Partners' equity
  General partner                                                     974                                   974
  Limited partner                                                 116,062          91,816 (h)           207,878
  Accumulated other comprehensive loss                               (118)                                 (118)
-------------------------------------------------------------------------------------------------------------------
    Total partners' equity                                        116,918          91,816               208,734
-------------------------------------------------------------------------------------------------------------------
    Total liabilities and partners' equity                      $ 465,223       $ 523,345             $ 988,568

-------------------------------------------------------------------------------------------------------------------

The accompanying notes are an integral part of these unaudited pro forma consolidating financial statements.

              Notes to Pro Forma Consolidating Financial Statements

a) As reported in the unaudited financial statements of Tanger Properties Limited Partnership as of or for the nine months ended September 30, 2003.
b) Derived from the Combined Statements of Revenues and Certain Operating Expenses of the Charter Oak Properties (contained herein).
c) To reflect amortization of the portion of the purchase price assigned to above and below market leases in accordance with FAS 141.
d) To reflect estimated incremental personnel and overhead costs to be incurred as a result of the acquisition. e) To reflect interest expense from (1) the assumption of debt with a face value of $187.1 million ($199.6 million fair value,
         4.97% imputed interest rate) and (2) additional borrowings under existing lines of credit of $16.1 million at LIBOR plus 160 basis points (assumed to be 2.7%). A 1% increase or decrease in the LIBOR rate would equal $161,000.
f) To reflect depreciation and amortization based on an acquisition price of $491.0 million (including debt assumption of $187.1 million and cash paid to seller of $303.9), plus closing costs of $11.2 million and a market value debt premium of $12.5 million. Estimated lives used are 35 years for buildings, 4 to 24 years for site improvements, 10 years for lease in-place value, and remaining leases terms for tenant improvements and other lease related intangibles.
g)       To reflect minority interest in net income.
h) To reflect the planned issuance of 2.3 million common shares in December 2003 by Tanger Factory Outlet Centers, Inc. with net proceeds of $91.8 million as part of the funding of the acquisition of the Charter Oak properties.
i) Derived from the audited financial statements of Tanger Properties Limited Partnership for the year ended December 31, 2002, as reclassified from that previously reported to reflect the requirements of FAS 144.
j) To reflect total acquisition costs of $514.7 million, including purchase price of $491.0 million (including debt assumption of $187.1 million and cash paid to seller of $303.9 million) plus estimated closing costs of $11.2 million and market value of debt premium of $12.5 million. In accordance with FAS 141, a portion of the acquisition costs have been allocated to deferred charges to reflect the fair value of in-place leases and other related intangibles.
k) To reflect initial escrows for insurance and real estate taxes and other working capital reserves expected to be funded at the closing of the acquisition.
l) To reflect the assumption of debt with a face value of $187.1 million and fair value of $199.6 million. m) Represents additional borrowings under existing lines of credit to be used along with the proceeds from the expected common share offering to fund the acquisition.
n) To reflect the minority interest in the consolidated joint venture which will own the Charter Oak Properties.

FUNDS FROM OPERATIONS

Funds from operations, or "FFO," represents net income before extraordinary items and gains (losses) on sale or disposal of depreciable operating properties, plus depreciation and amortization uniquely significant to real estate and after adjustments for unconsolidated partnerships and joint ventures.

FFO is intended to exclude GAAP historical cost depreciation of real estate, which assumes that the value of real estate assets diminish ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization unique to real estate, gains and losses from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income.

We present FFO because we consider it an important supplemental measure of our operating performance and believe it is frequently used by securities analysts, investors and other interested parties in the evaluation of real estate investment trusts, or "REITs", many of which present FFO when reporting their results. FFO is widely used by us and others in our industry to evaluate and price potential acquisition candidates. The National Association of Real Estate Investment Trusts, Inc., of which we are a member, has encouraged its member companies to report their FFO as a supplemental, industry-wide standard measure of REIT operating performance. In addition, our employment agreements with certain members of management base bonus compensation on our FFO performance.

FFO has significant limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

o FFO does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

o FFO does not reflect changes in, or cash requirements for, our working capital needs;

o Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and FFO does not reflect any cash requirements for such replacements;

o FFO may reflect the impact of earnings or charges resulting from matters which may not to be indicative of our ongoing operations; and

o Other companies in our industry may calculate FFO differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, FFO should not be considered as a measure of discretionary cash available to us to invest in the growth of our business or our dividend paying capacity. We compensate for these limitations by relying primarily on our GAAP results and using FFO only supplementally.

The following tables represent a reconciliation of the unaudited pro forma FFO to unaudited pro forma net income for the nine months ended September 30, 2003 and the year ended December 31, 2002 after giving effect to the acquisition of the Charter Oak Properties (in thousands, except per share data):


                                                                  Operating        Charter      Pro forma         Pro forma
Reconciliation of Funds from Operations to Net Income:           Partnership         Oak       Adjustments      Consolidated
----------------------------------------------------------------------------------------------------------------------------

  For the nine months ended September 30, 2003
Funds from Operations:
  Income from continuing operations                                  $ 11,052     $ 37,928     $ (45,524)           $ 3,456
  Discontinued operations                                                (815)                                         (815)
  Depreciation and amortization
   attributable to discontinued operations                                 89                                            89
  Depreciation and amortization uniquely significant to real estate
   - consolidated                                                      21,252                     16,746             37,998
  Depreciation and amortization uniquely significant to real estate
   - unconsolidated joint ventures                                        808                                           808
  Loss/(gain) on sale of real estate                                      735                                           735
----------------------------------------------------------------------------------------------------------------------------
    Funds from operations                                            $ 33,121      $37,928     $ (28,778)          $ 42,271
----------------------------------------------------------------------------------------------------------------------------
    Weighted average units                                             13,410                      2,300             15,710
----------------------------------------------------------------------------------------------------------------------------
    Funds from operations per unit - diluted                           $ 2.47                                        $ 2.69
----------------------------------------------------------------------------------------------------------------------------

  For the year ended December 31, 2002
Funds from Operations:
  Income from continuing operations                                  $ 11,154     $ 51,230     $ (60,949)           $ 1,435
  Discontinued operations                                               3,126                                         3,126
  Depreciation and amortization
   attributable to discontinued operations                                438                                           438
  Depreciation and amortization uniquely significant to real estate
   - consolidated                                                      28,257                     22,328             50,585
  Depreciation and amortization uniquely significant to real estate
   - unconsolidated joint ventures                                        422                                           422
  Loss/(gain) on sale of real estate                                   (1,702)                                       (1,702)
----------------------------------------------------------------------------------------------------------------------------
    Funds from operations                                            $ 41,695      $51,230     $ (38,621)          $ 54,304
----------------------------------------------------------------------------------------------------------------------------
    Weighted average units                                             12,262                      2,300             14,562
----------------------------------------------------------------------------------------------------------------------------
    Funds from operations per unit - diluted                           $ 3.40                                        $ 3.73
----------------------------------------------------------------------------------------------------------------------------

                                   SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused the report to be signed its behalf by the undersigned thereunto duly authorized.


                                        TANGER PROPERTIES LIMITED PARTNERSHIP

                                        By: Tanger GP Trust, its general partner

                                        By:   /s/ Frank C. Marchisello, Jr.
                                              Frank C. Marchisello, Jr.
                                              Treasurer and Assistant Secretary



     Date: December 8, 2003